EXHIBIT A.(10)(a)(i)
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NORTHSTAR LIFE                                            EMPLOYER'S APPLICATION

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Northstar Life Insurance Company - University Corporate Centre at Amherst - Suite 424 - 100 Corporate Parkway - Amherst, New York 14226
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Application is hereby made to The Northstar Life Insurance Company for a Variable Group Universal Life Insurance Plan providing life insurance and other supplemental benefits as indicated below.
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APPLICANT (Policyholder)                NATURE OF BUSINESS
   ABC COMPANY                             Manufacturing
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ADDRESS (Street, City, State, Zip Code)
    123 Main Street, Any Town, USA 00000
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KEY CONTACT AND TITLE                   TELEPHONE NUMBER             FAX NUMBER
  Bob Johnson,, Manager                 (000) 111-2222            (000) 111-1111
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PLAN EFFECTIVE DATE
    May 1, 1996
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COVERAGE APPLIED FOR (CHECK ALL THAT APPLY).



[X] Variable Group Universal Life (employer paid)        [X] Variable Group Universal Life (employee paid)
[ ] Accidental Death & Dismemberment                     [ ] Child Term Life Rider
[ ] Waiver of Premium                                    [X] Spouse/Child Term Life Rider
[ ] Spouse Variable Group Universal Life                 [X] Policyholder Contribution Rider
                                                         [ ] Other
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PLAN DESIGN                                              IRC SECTION 7702 TESTS
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[ ] Option A (Level Death Benefit)                       [X] Cash Value Accumulation Test
[X] Option B (Variable Death Benefit)                    [ ] Guideline Premium Test

EMPLOYEE                                                 SPOUSE

Minimum Coverage         $ 10,000                        Minimum Coverage          $5,000
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Maximum Coverage         $ 1,000,000                     Maximum Coverage          $500,000
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Guaranteed Issue Amount  $ 50,000                        Guaranteed Issue Amount   $ 25,000
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*To be eligible for the guaranteed issue amount specified above, an eligible employee's spouse must be actively working outside his or her home at least 20 hours per week on the date he or she signs an application for coverage, and for 20 hours per week for each of the 4 week(s) immediately prior to the date his or her application for coverage is approved by Northstar Life.

CHILD TERM RIDER

Flat Coverage Amounts    $ 4,000                Cost         $ 1. 00
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                         $ 5,000                Cost         $ 1. 25
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                         $ 10,000               Cost         $ 2. 00
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Schedule of Insurance - please attach a list of coverage amounts for each employee classification.
When do changes in coverage apply? (Check only one and give date if applicable.)

[ ] First of the month on or following the salary change.

[X] During annual open enrollment.              Date: 5-01-97
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[ ] Other.                                      Date:
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ELIGIBILITY: An eligible employee must be actively working at his or her employer's normal place of business at least 20 hours per week on the date he or she signs an application for coverage, and for 20 hours per week for each the 4 week(s) immediately prior to the date his or her application for coverage (except retirees or other persons as designated) is approved by Northstar Life.

Are retirees or any other persons not actively at work to be included in this
plan?     [ ] Yes   [X] No

(If yes, please attach a list of retirees or other persons, their ages, amounts of insurance, and under what circumstances we are providing coverage.)

NORTHSTAR LIFE AGREES TO PROVIDE:

1. A life insurance plan to those who have satisfied the eligibility and any underwriting requirements;
2. Enrollment materials necessary to implement the plan;
3. All Underwriting, Claims and Actuarial services necessary for plan administration.

THE PARTICIPATING EMPLOYER AGREES TO PROVIDE:

1. Employee information to Northstar Life to facilitate preparation of enrollment materials and plan set-up.

2. Payroll deduction facilities to collect premiums from insured employees, accounting for such premiums, and remittance of such premiums to Northstar Life.

3. Reasonable administrative assistance to Northstar Life with regard to notification of insured terminations, cancellations, changes in payroll deduction authorizations, and distributing materials to employees.

Northstar Life can terminate this agreement by giving the participating employer 61 days advance written notice. The participating employer can terminate this agreement by giving Northstar Life 31 days advance written notice. This agreement is effective (date) 4-01-96 and will remain in effect for a one-year period. Unless terminated by either party, this agreement shall automatically renew for additional one-year periods.

I AGREE THAT BECAUSE THIS APPLICATION IS FOR A VARIABLE GROUP UNIVERSAL LIFE POLICY, THAT NORTHSTAR LIFE, IF IT IS UNABLE FOR ANY REASON TO COLLECT FUNDS FOR UNITS WHICH HAVE BEEN ALLOCATED TO A SUB-ACCOUNT UNDER THE POLICY APPLIED FOR, MAY REDEEM FOR ITSELF THE FULL VALUE OF SUCH UNITS. IF SUCH UNITS ARE NO LONGER AVAILABLE, IT MAY RECOVER THAT VALUE FROM ANY OTHER UNITS OF EQUAL VALUE AVAILABLE UNDER THE POLICY.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

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PARTICIPATING EMPLOYER
    ABC Company
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BY                                               TITLE            DATE
    Bob Johnson                                  Manager          4-01-96
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EIN NUMBER                                       SIGNATURE
   4789                                          X /s/ Bob Johnson
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FOR NORTHSTAR LIFE
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AGENT, BROKER OR REGISTERED REPRESENTATIVE
   Sam S. Smith
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AGENCY                                           DATED AT               ON
   North Agency                                  Any Town, USA          4-01-96
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AGENT/BROKER/REGISTERED REPRESENTATIVE LICENSE   SIGNATURE
   987-65-4321                                   X /s/ Sam S. Smith
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